UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 15, 2005


                          VALLEY FORGE SCIENTIFIC CORP.
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               (Exact name of registrant as specified in charter)


                                  PENNSYLVANIA
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                 (State or other jurisdiction of incorporation)


        001-10382                                       23-2131580
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  (Commission File Number)                 (IRS Employer Identification Number)


             3600 Horizon Drive, King of Prussia, Pennsylvania 19406
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                    (Address of principal executive offices)


                                 (484) 690-9000
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01         Entry into a Material Definitive Agreement

On July 15, 2005, Valley Forge Scientific Corp. ("Valley Forge"), Synergetics Acquisition Corporation, a wholly-owned subsidiary of Valley Forge, and Synergetics, Inc. entered into Amendment No. 2 to Agreement and Plan of Merger ("Amendment No. 2"), amending the original Agreement and Plan of Merger entered into by the parties on May 2, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger dated June 2, 2005 (the "Merger Agreement"). Under Amendment No. 2 the parties amended the Merger Agreement to include an additional condition precedent to each party's obligation to effect the merger that the Valley Forge stockholders shall have approved a proposal granting the Valley Forge Board of Directors the discretion to effect a reverse stock split at a ratio within a specific range so as to satisfy the minimum bid requirements for initial listing on The Nasdaq SmallCap Market on the trading day following the consummation of the merger. A copy of Amendment No. 2 is set forth in Exhibit 2.1.

Item 9.01         Financial Statements and Exhibits

(c)                     Exhibits

Exhibit Number       Description
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2.1                  Amendment No. 2 to Agreement and Plan of Merger dated July
                     15, 2005 by and among Valley Forge Scientific Corp.,
                     Synergetics Acquisition Corporation and Synergetics, Inc.

                                   SIGNATURES
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         Pursuant to the requirement of the Securities Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 15, 2005

                                    VALLEY FORGE SCIENTIFIC CORP.


                                    By: /s/ JERRY L. MALIS
                                        ---------------------------------
                                        Jerry L. Malis, President and
                                        Chief Executive Officer

                                        S3